Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(53,482,360)
Unrealized Gain (Loss) on Market Value of Futures	47,148,370
Dividend Income	12,710
Interest Income	282,467
ETF Transaction Fees	14,000
Total Income (Loss)	$(6,024,813)

Expenses
General Partner Management Fees	$217,760
Professional Fees	144,584
Brokerage Commissions	120,384
Non-interested Directors' Fees and Expenses	2,839
Prepaid Insurance Expense	2,042
NYMEX License Fee	5,444
SEC & FINRA Registration Expense	13,577
Total Expenses	$506,630
Net Income (Loss)	$(6,531,443)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$432,851,752
Additions (11,800,000 Shares)	78,516,535
Withdrawals (8,400,000 Shares)	(57,359,776)
Net Income (Loss)	(6,531,443)

Net Asset Value End of Month	$447,477,068
Net Asset Value Per Share (65,966,476 Shares)	$6.78

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612